Investor Presentation – Second Quarter 2022 August 2022 Financial Information for the three and six months ended June 30, 2022 EXHIBIT 99.2

1 Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," “confident,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward- looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix.

2 Q2 2022 Year-to-date Highlights Revenue $664.7 million 11.8% vs. prior year Adjusted Net Income2 $29.4 million 12.0% vs. prior year Book Value per share2,3 $10.75 2.7% vs. 3/31/22 Net Loss1 $(23.4) million vs. prior year net income of $36.6 million Overall  Adj. net income2 of $29.4mm, with a 12.7% adj. ROAE2, driven by strong performance in insurance & shipping.  Closed the previously announced $200 million strategic investment in Fortegra by Warburg Pincus.  Repaid $112.5mm of corporate debt.  Initiated exit of dry-bulk investments with expected gain of ~$21mm, or 45% as compared to Q1’22 book value. Expect sales to close in Q3’22.  Repurchased 89,543 shares in the quarter at an average price of $10.45 per share. Insurance  $1,196mm of gross written premiums and premium equivalents (GWPPE)4, 16% increase from PY driven by growth in specialty admitted & E&S insurance lines & fee-based service contract offerings.  Improved combined ratio of 90.7% from 91.8% in PY, driven by operating efficiencies.  Adj. net income of $40.1mm, up 49% from PY driven by revenue growth & improved combined ratio. Adj. ROAE of 25.5%.  Acquired ITC Compliance further expanding its presence in Europe. Tiptree Capital  Mortgage & shipping contributed pre-tax income of $20.7mm, partially offset by mark-to-market losses. ($ in millions, except per share information) 1 Net income (loss) attributable to common stockholders. 2 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix. 3 Quarterly total return defined as cumulative dividends paid of $0.04 per share plus book value per share as of June 30, 2022. 4 Gross written premium and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q2'21	Q2'22	Q2'21 YTD	Q2'22 YTD
Total Revenues	$299.7	$339.8	$594.4	$664.7
Net income (loss)	$8.0	$(22.4)	$36.6	$(23.4)
Diluted EPS	$0.22	$(0.64)	$1.05	$(0.67)
Adjusted net income[1]	$13.1	$14.0	$26.3	$29.4
Adjusted ROAE[1]	13.1%	12.3%	13.5%	12.7%
Total shares outstanding	33.4	36.3	33.4	36.3
Book Value per share[1]	$11.59	$10.75	$11.59	$10.75

Adjusted Net Income by business



$10.5
$7.2
$9.0
$(5.7)
$13.1
$6.1
$14.1
$(7.1)
$14.0
$3.9
$18.9
$(8.9)
Q2'20
Q2'21
Q2'22
$17.4
$10.7
$17.7
$(11.0)
$26.3
$14.2
$26.9
$(14.7)
$29.4
$4.9
$40.1
$(15.5)
Q2'20 YTD
Q2'21 YTD
Q2'22 YTD
Tiptree Capital
Fortegra
Corporate

Key Highlights – Q2'22

Fortegra Investment

- Closing of the Warburg investment resulted in $63.2mm pre-tax impact to equity, offset by $39.6mm of tax expense related to the tax deconsolidation of Fortegra
- Of the total deferred tax liability, $25.5mm impacted net income with $14.1mm offsetting the gain in stockholders' equity directly.

Adj net income of $14.0mm, increased by 6.6% versus prior year;

- Continued revenue growth and improvements in Fortegra's combined ratio, strong contributions from shipping, offset partially by declines in mortgage business

Net income of $(22.4)mm resulting from tax expense on Fortegra transaction

- Unrealized investment losses more than offset improvement in operations

BVPS of $10.75 decreased by 5.9%[2] over PY; up 2.7%[2] from PQ

- Interest rate movements drove unrealized losses on fixed income securities (impacting AOCI); expect to be able to hold to maturity
- Partially offset by positive impacts to BV from Fortegra transaction closing

1 For a reconciliation of Non-GAAP metrics Adjusted net income, adjusted return on average equity and book value per share to GAAP financials, see the Appendix.
2 Includes dividends paid. Quarterly total return defined as dividends paid of $0.04 per share plus book value per share as of June 30, 2022.

3

Specialty Insurance Performance Highlights Q2’22

Fortegra – Financial Performance Highlights

TiptreeInc.

($ in millions)

Summary Financials

	Q2'21	Q2'22	Q2'21 YTD	Q2'22 YTD
Premiums & equivalents[2]	$552.8	$594.7	$1,030.0	$1,195.6
Revenue	$252.3	$293.8	$474.8	$576.4
Pre-tax income (loss)	$14.7	$9.1	$36.2	$23.8
Adjusted net income[1]	$14.1	$18.9	$26.9	$40.0
Adjusted ROAE[1]	20.1%	24.5%	18.3%	25.5%
Combined ratio	92.1%	90.9%	91.8%	90.7%
Unearned Premiums & Deferred Revenues			$1,441.2	$1,812.0

Insurance products

Underwriting and Fee Revenues[1]


$301
$249
14
56
179
16
67
217
Europe Warranty Solutions
U.S. Warranty Solutions
U.S. Insurance
Q2'21
Q2'22

Underwriting and Fee Margin[1]


$68
$57
1
21
35
6
22
41
Europe Warranty Solutions
U.S. Warranty Solutions
U.S Insurance
Q2'21
Q2'22

Combined Ratio


92.1%
90.9%
15.5%
13.7%
Expense Ratio
76.7%
77.2%
Underwriting Ratio
Q2'21
Q2'22

Q2'22 Highlights & Outlook

1. Product & distribution expansion to drive continued growth, while maintaining underwriting discipline
   - Unearned premiums and deferred revenue grew to $1.8Bn, a 26% increase year-over-year
   - Underwriting and fee revenues increased to $301mm, up 21%
   - Continued investment in strategic initiatives
     - ✓ Specialty admitted & E&S lines
     - ✓ Capital-light warranty solutions
     - ✓ European expansion
2. Produced stable, growing results from underwriting and fees
   - Underwriting margin of $68mm, up 19%, driven by growth in U.S. Insurance and European lines
   - Combined ratio improved to 90.9%
3. Capital and liquidity remain strong and continue to support growth objectives

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin.
2 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

5

Growth oriented while maintaining underwriting profitability 77.1% 75.1% 75.5% 77.4% 16.2% 17.7% 16.3% 13.3% 93.3% 92.9% 91.8% 90.7% Q2'19 Q2'20 Q2'21 Q2'22 $14.1 $17.7 $26.9 $40.1 Q2'19 Q2'20 Q2'21 Q2'22 6 ($ in millions, all figures represent Q2 year-to-date) Gross Written Premiums & Equivalents1 Underwriting & Fee Revenues and Margin2 Adjusted Net Income2 432 440 689 783 119 250 301 346 23 22 40 67 $573 $711 $1,030 $1,196 Q2'19 Q2'20 Q2'21 Q2'22 Combined Ratio Adj. ROAE%1 Adj. Net Income U/W Ratio Expense Ratio U.S. Insurance U.S. Warranty Solutions Europe Warranty Solutions 1 Gross written premiums and premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership. 2 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income, Adjusted return on average equity, underwriting and fee revenues and underwriting and fee margin. 11% 19% U/W & Fee Revenues U/W & Fee Margin 26%13% 251 247 329 428 43 75 107 128 1 9 20 30 $295 $330 $456 $587 Q2'19 Q2'20 Q2'21 Q2'22 49 50 65 80 19 28 42 42 0 4 5 10 $68 $82 $112 $133 Q2'19 Q2'20 Q2'21 Q2'22

Investment Portfolio Cash & Equivalents 26% Government & Agency 37% Corporate Bonds 17% Fixed Income ETFs 6% Muni & ABS 6% Equities 2% Other Alternatives 6% Cash & Equivalents 28% Government & Agency 40% AAA 2% AA 8% A 15% BBB 1% Fixed Income ETFs 6% $926mm 7 Asset Allocation Liquid and Highly-Rated Fixed Income Portfolio ($ in millions) 623 926 191 84 $815 $1,011 Q2'21 Q2'22 Other investments Fixed Income & Cash Return Metrics (Pre-tax) $1,011mm ◼ ~2.6 year duration ◼ AA+ rating ◼ 1.2% book yield Q2’21 Q2'22 Q2’21 YTD Q2’22 YTD Net investment income $3.2 $3.4 $6.0) $6.5 Net realized and unrealized gains (losses) $2.8 $(10.1) $12.5 $(16.8)

Performance Highlights Q2’22

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Capital Allocation


$195.5
4.4
39.9
74.1
77.1
$160.0
2.6
17.5
57.6
82.3
Other
Seniors Housing (Invesque/Care)[2]
Mortgage
Maritime transportation
Q2'21
Q2'22

Financial drivers

	Pre-tax income (loss)			
	Q2'21	Q2'22	Q2'21 YTD	Q2'22 YTD
Mortgage	$5.8	$0.0	$18.9	$4.3
Senior living (Invesque)[2]	0.1	(2.7)	13.9	(11.5)
Maritime transportation	2.0	13.8	2.5	16.4
Other	0.5	(2.0)	1.2	(3.5)
Total	$8.4	$9.1	$36.5	$5.7

Q2'22 Year-to-date Highlights

Mortgage:

- Mortgage origination volumes of $661mm, down 17% from PY
- Pre-tax income below PY from decline in volume & margins, partially offset by higher servicing fees & positive FV adjustments on MSR
- MSRs of $41mm, including $1.6mm positive MTM in Q2'22

Maritime transportation:

- Charter rates remain strong
- Favorable valuations led to strategic sales of dry bulk vessels

Senior living (Invesque – IVQ.U):

- Observing positive operating trends in some healthcare real estate sectors
- Unrealized losses of $11.5mm, compared to PY gains of $13.9mm

1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $20.9 million, $17.3 million in Tiptree Capital as of June 30, 2022.

9

01 Summary & Outlook

Financial Snapshot 11 ($ in millions) LTM Adjusted Net Income1 1) See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income. 2) Estimated based on Warburg Pincus valuation multiple of 13.5x Adj. Net Income, multiplied by LTM Adj. Net Income of $80.0 million, multiplied by Tiptree’s 72.6% as converted ownership as of Q2’22, less deferred tax liability of $39.6 million recorded as of Q2’22. 3) Includes Tiptree Inc. stockholders’ equity of Mortgage, Tiptree Capital – Other and Corporate, excluding the deferred tax liability relating to Tiptree’s investment in Fortegra. 4) Diluted shares as of June 30, 2022, represents basic outstanding shares of 36,305,016 plus dilutive shares of 1,172,940 which includes unvested RSUs and outstanding options (assumed to be exercised cashless). Adj ROAE% 16.0% 14.4% Sum of the Parts $60.3 $67.0 Q2'21 Q2'22 $744 million2 (Transaction multiple) $235 million3 (Book value ex. NCI) $979 million $19.85 Value/TIPT diluted share4 Pro-forma SOTP Value $6.27 $26.12

12 ❑ Significant opportunities ahead to achieve value creation objectives at Fortegra ❑ Continued focus on long-term value creating opportunities Summary & Outlook ($ in millions) ✓ Strong operating performance from our businesses – Fortegra continues to deliver record top-line and return on equity – Solid contributions from favorable shipping environment both in charter rates and vessel valuations ✓ $200mm investment in Fortegra from Warburg Pincus closed in Jun’22 1 See the appendix for a reconciliation of Non-GAAP measures including Adjusted Net Income and Adjusted return on average equity. First Half 2022 Highlights Looking Ahead

Appendix Non-GAAP Reconciliations • Insurance underwriting and fee revenue • Insurance underwriting and fee margin • Book Value per share • Adjusted net income

Q2’22 Capital Allocation & Annual Performance Comparison 141 Represents total stockholders’ equity. Total stockholders’ equity net of non-controlling interests was $390.4 million as of June 30, 2022. 2 See the appendix for a reconciliation of Non-GAAP metrics including Adjusted net income and adjusted return on average equity. Adjusted net income of $67.0mm, up 11.2% from Q2’21 LTM • Adjusted return on average equity of 14.4%1 Fortegra: 26.1% Adj. ROAE • Growth in insurance underwriting and fee revenues • Combined ratio improvement • Expect continued growth in specialty and warranty lines Tiptree Capital: 10.6% Adj. ROAE • Positive operating contributions from shipping investments • Mortgage business margins and volumes normalize Q2’22 LTM Highlights Stockholders’ Equity1 Adjusted Net Income2 Business Lines Q2’22 Q2’21 LTM Q2’22 LTM Fortegra $325.3 $52.6 $80.0 - Underwriting & fees $44.4 $68.3 - Investments $8.2 $11.7 Tiptree Capital $160.0 $36.5 $18.9 Corporate $40.1 $(28.8) $(31.9) Total Tiptree $525.3 $60.3 $67.0 ($ in millions) LTM Operating Performance

Non-GAAP Reconciliations 15 Adjusted Net Income We define adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently. We present adjustments for amortization associated with acquired intangible assets. The intangible assets were recorded as part of purchase accounting in connection with Tiptree’s acquisition of FFC in 2014, Defend in 2019, and Smart AutoCare and Sky Auto in 2020. The intangible assets acquired contribute to overall revenue generation, and the respective purchase accounting adjustments will continue to occur in future periods until such intangible assets are fully amortized in accordance with the respective amortization periods required by GAAP. We define adjusted return on average equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Insurance – Underwriting and Fee Revenues We generally manage our exposure to the underwriting risk we assume using both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid are adjusted based on the actual underlying losses incurred), which mitigate our risk. Period-over-period comparisons of revenues and expenses are often impacted by the PORCs and distribution partners’ choice as to whether to retain risk, specifically service and administration fees and ceding commissions, both components of revenue, and policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the underwriting performance of the Company’s programs and the respective retentions between the Company and its agents and reinsurance partners, we use the non-GAAP metrics underwriting and fee revenues and underwriting and fee margin. We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently. Insurance - Underwriting and Fee Margin We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Non-GAAP Reconciliations – Underwriting & Fee Revenues & Margin

Tiptree Inc.

($ in thousands, except per share information)	Three Months Ended June 30,			Six Months Ended, June 30,	
	2022	**2021**	**2020**	**2022**	**2021**
Total revenues	$ 293,831	$ 252,255	$ 164,953	$ 576,360	$ 474,818
Less: Net investment income	(3,365)	(3,234)	(2,292)	(6,532)	(6,001)
Less: Net realized and unrealized gains (losses)	10,126	(2,824)	(5,633)	16,769	(12,496)
Underwriting and fee revenues	$ 300,592	$ 246,197	$ 157,028	$ 586,597	$ 456,321

	Three Months Ended June 30,			Six Months Ended June 30,	
	2022	**2021**	**2020**	**2022**	**2021**
Income (loss) before income taxes	$ 14,682	$ 14,704	$ 14,088	$ 29,386	$ 36,232
Less: Net investment income	(3,167)	(3,234)	(2,292)	(6,401)	(6,001)
Less: Net realized and unrealized gains (losses)	6,643	(2,824)	(5,633)	3,819	(12,496)
Plus: Depreciation and amortization	4,354	4,407	2,630	8,761	8,598
Plus: Interest expense	4,759	4,525	3,582	9,284	8,829
Plus: Employee compensation and benefits	22,026	18,392	14,916	40,418	37,481
Plus: Other expenses	14,839	21,491	12,687	36,330	39,123
Underwriting and fee margin	$ 64,136	$ 57,461	$ 39,978	$ 121,597	$ 111,766

	As of June 30,		
	2022	**2021**	**2020**
Total stockholders' equity	$ 525,340	$ 405,049	$ 347,189
Less: Non-controlling interests	134,935	18,031	11,368
Total stockholders' equity, net of non-controlling interests	$ 390,405	$ 387,018	$ 335,821
Total common shares outstanding	36,305	33,395	33,700
Book value per share	$ 10.75	$ 11.59	$ 9.97

We define underwriting and fee revenues as total revenues from our Insurance segment excluding net investment income, net realized and unrealized gains (losses). Underwriting and fee revenues represents revenues generated by our underwriting and fee-based operations and allows us to evaluate our underwriting performance without regard to investment income. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting and fee revenues should not be viewed as a substitute for total revenues calculated in accordance with GAAP, and other companies may define underwriting and fee revenues differently.

We define underwriting and fee margin as income before taxes from our Insurance segment, excluding net investment income, net realized and unrealized gains (losses), employee compensation and benefits, other expenses, interest expense and depreciation and amortization. Underwriting and fee margin represents the underwriting performance of our underwriting and fee-based programs. As such, underwriting and fee margin excludes general administrative expenses, interest expense, depreciation and amortization and other corporate expenses as those expenses support the vertically integrated business model and not any individual component of our business mix. We use this metric as we believe it gives our management and other users of our financial information useful insight into the specific performance of our underlying underwriting and fee program. Underwriting and fee income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define underwriting and fee margin differently.

Management uses Book value per share, which is a non-GAAP financial measure. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

16

Non-GAAP Reconciliations – Adjusted Net Income

TiptreeInc.

($ in thousands)	Three Months Ended June 30, 2022				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	9,071	24	9,041	(13,330)	4,806
Less: Income tax (benefit) expense	-3,670	12	(1,300)	(21,597)	-26,555
Less: Net realized and unrealized gains (losses)	10,126	(1,580)	(4,450)	-	4,096
Plus: Intangibles amortization (1)	4,085	-	-	-	4,085
Plus: Stock-based compensation expense	24	-	23	10	57
Plus: Non-recurring expenses	1,449	-	(1,055)	2,108	2,502
Plus: Non-cash fair value adjustments	-	-	2,170	-	2,170
Less: Tax on adjustments (2)	(2,147)	361	658	23,952	22,824
Adjusted net income	18,938	(1,183)	5,087	(8,857)	13,985
Adjusted net income	18,938	(1,183)	5,087	(8,857)	13,985
Average stockholders' equity	309,774	57,537	108,019	(21,082)	454,248
Adjusted return on average equity	24.5%	-8.2%	18.8%	NM%	12.3%

($ in thousands)	Three Months Ended June 30, 2021				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	14,704	5,775	2,620	(11,624)	11,475
Less: Income tax (benefit) expense	(3,334)	(1,366)	(34)	2,307	(2,427)
Less: Net realized and unrealized gains (losses)	(2,808)	(600)	(142)	-	(3,550)
Plus: Intangibles amortization (1)	3,835	-	-	-	3,835
Plus: Stock-based compensation expense	500	166	4	479	1,149
Plus: Non-recurring expenses	1,834	-	281	2,171	4,286
Plus: Non-cash fair value adjustments	-	-	(695)	-	(695)
Less: Tax on adjustments (2)	(640)	84	30	(422)	(948)
Adjusted net income	14,091	4,059	2,064	(7,089)	13,125
Adjusted net income	14,091	4,059	2,064	(7,089)	13,125
Average stockholders' equity	281,041	72,364	121,129	(73,310)	401,224
Adjusted return on average equity	20.1%	22.4%	6.8%	NM%	13.1%

($ in thousands)	Trailing Twelve Ended June 30, 2022				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	57,378	13,845	986	(53,880)	18,329
Less: Income tax (benefit) expense	(18,009)	(1,386)	1,443	(18,629)	(36,581)
Less: Net realized and unrealized gains (losses)	25,469	(9,672)	15,218	0	31,015
Plus: Intangibles amortization (1)	15,691	0	0	0	15,691
Plus: Stock-based compensation expense	3,477	0	224	11,431	15,132
Plus: Non-recurring expenses	1,526	0	(265)	2,108	3,369
Plus: Non-cash fair value adjustments	0	0	1,866	0	1,866
Less: Tax on adjustments (2)	(5,555)	384	(3,725)	27,101	18,205
Adjusted net income	79,977	3,171	15,747	(31,869)	67,026
Adjusted net income	79,977	3,171	15,747	(31,869)	67,026
Average stockholders' equity	306,637	65,841	111,902	(19,186)	465,195
Adjusted return on average equity	26.1%	4.8%	14.1%	NM%	14.4%

($ in thousands)	Six Months Ended June 30, 2022				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	23,753	4,290	1,391	(25,579)	3,855
Less: Income tax (benefit) expense	(7,334)	(966)	494	(18,663)	(26,469)
Less: Net realized and unrealized gains (losses)	16,769	(7,894)	4,401	-	13,276
Plus: Intangibles amortization (1)	8,031	-	-	-	8,031
Plus: Stock-based compensation expense	2,343	-	23	3,849	6,215
Plus: Non-recurring expenses	1,472	-	(922)	2,108	2,658
Plus: Non-cash fair value adjustments	-	-	3,684	-	3,684
Less: Tax on adjustments (2)	(4,972)	1,831	(1,455)	22,784	18,188
Adjusted net income	40,062	(2,739)	7,616	(15,501)	29,438
Adjusted net income	40,062	(2,739)	7,616	(15,501)	29,438
Average stockholders' equity	314,592	58,981	112,190	(23,001)	462,762
Adjusted return on average equity	25.5%	-9.3%	13.6%	NM%	12.7%

($ in thousands)	Six Months Ended June 30, 2021				
		Tiptree Capital			
	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	36,232	18,852	17,614	(21,831)	50,867
Less: Income tax (benefit) expense	(7,763)	(4,462)	(2,941)	3,987	(11,179)
Less: Net realized and unrealized gains (losses)	(12,432)	(4,020)	(13,908)	-	(30,360)
Plus: Intangibles amortization (1)	7,669	-	-	-	7,669
Plus: Stock-based compensation expense	872	331	12	999	2,214
Plus: Non-recurring expenses	2,104	-	281	2,171	4,556
Plus: Non-cash fair value adjustments	-	-	(1,352)	-	(1,352)
Less: Tax on adjustments (2)	185	823	2,925	(68)	3,865
Adjusted net income	26,867	11,524	2,631	(14,742)	26,280
Adjusted net income	26,867	11,524	2,631	(14,742)	26,280
Average stockholders' equity	292,865	67,292	113,430	(84,295)	389,292
Adjusted return on average equity	18.3%	34.3%	4.6%	NM%	13.5%

The footnotes below correspond to the tables above, under "—Adjusted Net Income - Non-GAAP and "—Adjusted Return on Average Equity - Non-GAAP".

(1) Specifically associated with acquisition purchase accounting. See Note (9) Goodwill and Intangible Assets, net.

(2) Tax on adjustments represents the tax applied to the total non-GAAP adjustments and includes adjustments for non-recurring or discrete tax impacts. For the three, six and twelve months ended June 30, 2022, included in the adjustment is an add-back of $25.5 million related to deferred tax expense from the WP Transaction.

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TiptreeInc. ir@tiptreeinc.com